UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 29, 2006

Dear Stockholder of MediciNova, Inc.

You are receiving this letter because our Transfer Agent, American Stock Transfer & Trust Company (AST) has not received your completed proxy for the Special Meeting of Stockholders to be held on Friday, October 13, 2006.

At the Special Meeting, we wish to have as many stockholders represented as possible. In addition, your vote at this meeting is very important. Please find enclosed another form of proxy, along with a return envelope addressed to AST. Please mark and return your proxy as soon as possible.

In addition, do not hesitate to contact us if you have any questions or concerns.

Sincerely,

Dr. Yuichi Iwaki CEO, Chairman of the Board

Enclosed

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